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                                                                     EXHIBIT 4.5


                              BJ SERVICES COMPANY

                              1995 INCENTIVE PLAN


                                   ARTICLE I

                                  INTRODUCTION

        1. Purpose. The BJ SERVICES COMPANY 1995 INCENTIVE PLAN (the "PLAN") is intended to promote the interests of BJ SERVICES COMPANY (the "COMPANY") and its stockholders by encouraging employees of the Company, its subsidiaries and affiliated entities and non-employee directors of the Company to acquire or increase their equity interest in the Company and, with respect to employees, to be able to relate cash bonuses to Company performance goals, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the "BOARD") also contemplates that through the Plan, the Company, its subsidiaries and affiliated entities will be better able to compete for the services of personnel needed for the continued growth and success of the Company. However, nothing in this Plan shall operate or be construed to prevent the Company from granting bonuses and other stock awards outside of this Plan.

        2. Shares Subject to the Plan. The aggregate number of shares of Common Stock, $.10 par value per share, of the Company ("COMMON STOCK") that may be issued under the Plan shall not exceed 1,500,000 shares; provided, however, that in the event that at any time after the effective date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee (as hereinafter defined), whose determination shall be final and binding upon the Company and all other interested persons. In the event the number of shares to be delivered upon the exercise in full of any option granted under the Plan is reduced for any reason whatsoever or in the event any option granted under the Plan can no longer under any circumstances be exercised, the number of shares no longer subject to such option shall thereupon be released from such option and shall thereafter be available under the Plan. If shares of Performance Stock (as hereinafter defined) awarded under the Plan are forfeited to the Company, such shares shall thereafter be available for new grants and awards under the Plan unless the Employee Grantee (as hereinafter defined) has received benefits of ownership with respect to such shares of Performance Stock, such as dividends (but not including voting rights). Shares issued pursuant to the Plan shall be fully paid and nonassessable.

        3. Administration of the Plan. The Plan shall be administered by a committee (the "COMMITTEE") of two or more directors of the Company appointed by the Board. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. Any action taken or determination made by the Committee pursuant to this and the other



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paragraphs of the Plan shall be binding on all parties.  The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee.

        Notwithstanding any provision in the Plan to the contrary, other than options granted to Non-Employee Directors (as hereinafter defined) pursuant to
Article IV, no options, Performance Stock, Performance Units, Bonus Stock or Cash Awards (collectively, "AWARDS") may be granted under the Plan to any member of the Committee during the term of his membership on the Committee. No person shall be eligible to serve on the Committee unless he is then a "DISINTERESTED PERSON" within the meaning of Rule 16b-3 ("RULE 16B-3") promulgated under the Securities Exchange Act of 1934, as amended (the "ACT"), if and as such rule is then in effect and also an "OUTSIDE DIRECTOR" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE").

        4. Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan; provided, however, that each such amendment of the Plan (a) extending the period within which Awards may be made under the Plan, (b) increasing the number of shares of Common Stock to be awarded under the Plan, except as provided in Article I, Paragraph 2, (c) reducing the option exercise prices per share provided in the Plan, (d) changing the class of persons to whom Awards may be made under the Plan, (e) modifying the provisions of Article IV, or (f) granting options to Non-Employee Directors other than pursuant to Article IV, shall, in each case, be subject to approval by the stockholders of the Company; provided, further, however, that no amendment, suspension or termination of the Plan may cause the Plan to fail to meet the requirements of Rule 16b-3 or may, without the consent of the holder of an Award, terminate such Award or adversely affect such person's rights in any material respect; provided, further, that the provisions of Article IV may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, unless otherwise permitted by Rule 16b-3.

        5. Granting of Awards to Employees. The Committee shall have the authority to grant, prior to the expiration date of the Plan, to such eligible key employees and officers as may be selected by it (with respect to options, "EMPLOYEE OPTIONEES" and, with respect to Performance Stock, Performance Units, Bonus Stock and Cash Awards, "EMPLOYEE GRANTEES"), options to purchase shares of Common Stock and awards of Performance Stock, Performance Units, Bonus Stock and/or Cash Awards on the terms and conditions hereinafter set forth. Stock issued with respect to an Award under the Plan may be authorized but unissued, or reacquired, shares of Common Stock. The Committee shall also have the authority to determine whether options granted to Employee Optionees are granted pursuant to Article II or Article III, as hereinafter set forth. Options granted to Employee Optionees under Article III shall be "INCENTIVE STOCK OPTIONS" as defined in Section 422 of the Code, and are hereinafter referred to as "INCENTIVE STOCK OPTIONS." All other options granted to Employee Optionees under the Plan shall be granted pursuant to Article II and shall be options which do not constitute incentive stock options ("NONQUALIFIED OPTIONS"). In selecting Employee Optionees and Employee Grantees, and in determining the number of shares to be covered by each Award granted to such employee, the Committee may consider the office or position held by the employee, the employee's degree of responsibility for and contribution to the growth and success of the Company, the employee's length of service, age, promotions, potential and any other factors which it may consider relevant.





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        6.     Granting of Options to Non-Employee Directors.  All options granted to Non-Employee Directors shall be options to purchase, on the terms and conditions hereinafter set forth in Article IV, authorized but unissued, or reacquired, shares of Common Stock and shall be nonqualified options. Non-Employee Directors shall not be eligible to receive any other Award.

        7. Term of Plan. This Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve months after the date of such adoption. In the event that the Plan is not approved by the stockholders of the Company within twelve months after the date of its adoption by the Board, the Plan shall be null and void. No Award shall be exercisable or payable under the Plan prior to its approval by the stockholders and, if the Plan is not approved by the stockholders of the Company within such twelve month period, all Awards granted under the Plan shall be automatically cancelled. Except with respect to Awards then outstanding, if not sooner terminated under the provisions of Article I, Paragraph 4, the Plan shall terminate upon and no further Awards shall be made after December 31, 2004.

        8. Miscellaneous. All references in the Plan to "ARTICLES," "PARAGRAPHS" and other subdivisions refer to the corresponding Articles, Paragraphs, and subdivisions of the Plan.

        9.     Rule 16b-3 Compliance.  The Company intends:

                (a)    that the Plan meet the requirements of Rule 16b-3;

                (b) that participation by Non-Employee Directors under Article IV of the Plan will not prohibit them from being "DISINTERESTED PERSONS" within the meaning of Rule 16b-3 with respect to administration of the Plan or with respect to administration of any other plan of the Company;

                (c) that transactions of the type specified in Rule 16b-3 by Non-Employee Directors pursuant to Article IV of the Plan will be exempt from the operation of Section 16(b) of the Act; and

                (d) that transactions of the type specified in Rule 16b-3 by officers of the Company (whether or not they are directors) pursuant to the Plan will be exempt from the operation of Section 16(b) of the Act.

In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Article I, Paragraph 9.

              10. Definition of the Term "Change of Control". As used in the Plan, a "CHANGE OF CONTROL" shall be deemed to have occurred upon, and shall mean (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 25% or more of either (i) the then outstanding shares of Common Stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege),
(B) any acquisition by the




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Company, (C) any acquisition by any employee benefit plan(s) (or related trust(s)) sponsored or maintained by the Company or any corporation controlled by the Company (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, immediately following such reorganization, merger or consolidation, the conditions described in clause
(i), (ii) and (iii) of clause (b) of this Paragraph 10 are satisfied, or (E) any acquisition by the stockholders of The Western Corporation of North America ("Western") in conjunction with the merger of Western into the Company or one of its subsidiaries pursuant to the Agreement and Plan of Merger dated as of November 17, 1994, as amended (the "Western Merger"); or (b) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless immediately following such reorganization, merger or consolidation (other than the Western Merger) (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan(s) (or related trust(s)) of the Company and/or its subsidiaries or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board (as defined below) at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation. The "INCUMBENT BOARD" shall mean individuals who, as of the date the Plan is adopted by the Board, constitute the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (2) a plan or agreement to replace a majority of the members of the Board then comprising the Incumbent Board.

                                   ARTICLE II

                           NONQUALIFIED STOCK OPTIONS

        1. Eligible Employees. Key employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities shall be eligible to receive nonqualified options under this Article II; provided, however, no such person may



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receive more than 250,000 nonqualified options and/or incentive stock options hereunder during any calendar year.

        2. Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each nonqualified option granted under Article II shall be determined by the Committee but shall not be less than the lesser of (a) the per share price of the last sale of Common Stock on the trading day prior to the grant of such option, based on the composite transactions in the Common Stock as reported by The Wall Street Journal, and (b) the arithmetic average of the closing prices per share of Common Stock on all days on which such stock was traded during the 90-day period before the date of grant, based on the composite transactions in the Common Stock as reported by The Wall Street Journal. The exercise price for each nonqualified option granted under Article II shall be subject to adjustment as provided in Article II, Paragraph 3(e).

        3. Terms and Conditions of Options. Nonqualified options granted under Article II shall be in such form as the Committee may from time to time approve. Options granted under Article II shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with Article II, as the Committee shall deem desirable:

                (a) Option Period and Conditions and Limitations on Exercise. Subject to Article II, Paragraphs 4 and 5, no nonqualified option granted under Article II shall be exercisable with respect to any of the shares subject to the option earlier than the date which is six months from the date of grant nor later than the date which is ten years after the date of grant (the "NONQUALIFIED OPTION EXPIRATION DATE"). To the extent not prohibited by other provisions of the Plan, each nonqualified option granted under Article II shall be exercisable at such time or times as the Committee in its discretion may determine at or prior to the time such option is granted; provided, however, that unless the Committee determines otherwise, each nonqualified option granted under Article II shall be exercisable from time to time, in whole or in part, at any time after six months from the date of grant and prior to the Nonqualified Option Expiration Date.

                (b)    Termination of Employment and Death.  For purposes of
        Article II and each nonqualified option granted under Article II, an Employee Optionee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he is no longer for any reason whatsoever (including his death) employed by the Company or a subsidiary or affiliated entity of the Company. Except as provided below, if an Employee Optionee's employment is terminated for any reason whatsoever (including his death), each nonqualified option granted to him under Article II and all of his rights thereunder shall wholly and completely terminate:

                        (i) At the time the Employee Optionee's employment is terminated if termination occurs within the six-month period following the date of grant; or

                        (ii) At the time the Employee Optionee's employment is terminated if his employment is terminated because he is discharged for fraud, theft or embezzlement committed against the Company or a subsidiary, affiliated entity or customer of the Company (collectively CAUSE); or




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

                        (iii) At the expiration of a period of one year after the Employee Optionee's death (but in no event later than the Nonqualified Option Expiration Date) if the Employee Optionee's employment is terminated after the six-month period following the date of grant by reason of his death. To the extent exercisable, a nonqualified option granted under Article II may be exercised by the Employee Optionee's estate or by the person or persons who acquire the right to exercise his option by bequest or inheritance with respect to any or all of the shares remaining subject to his option at the time of his death; or

                        (iv) Unless it is otherwise provided in the option agreement, at the expiration of a period of three years after the Employee Optionee's employment is terminated if the Employee Optionee's employment is terminated after the six-month period following the date of grant because of retirement or disability (but in no event later than the Nonqualified Option Expiration Date); or

                        (v) Unless it is otherwise provided in the option agreement (but in no event longer than one year after the Employee Optionee's employment is terminated), at the expiration of a period of three months after the Employee Optionee's employment is terminated (but in no event later than the Nonqualified Option Expiration Date) if the Employee Optionee's employment is terminated after the six-month period following the date of grant for any reason other than his death, retirement, disability or Cause; or

                        (vi) Notwithstanding the above, with respect to all options outstanding at the date of a Change of Control, if the Employee Optionee's employment is terminated within the one-year period following such Change of Control other than for Cause, at the expiration of one year following the Employee Optionee's date of termination, unless subparagraph (iii),
                (iv), (v) or (vii) provides a longer period for the exercise of such options (but in no event later than the Nonqualified Option Expiration Date); or

                        (vii) Notwithstanding the foregoing, the Committee, in its discretion, may extend the period for exercise of any option upon an Employee Optionee's termination, but in no event later than the Nonqualified Option Expiration Date.

        As used in this Plan the term "RETIREMENT" means the termination of an employee's employment with the Company, its subsidiaries and affiliated entities (i) on or after reaching age 65 or (ii) on or after reaching age 55 with the consent of the Board, for reasons other than death, disability or Cause, and the term "DISABILITY" shall mean an employee is suffering from a mental or physical disability, which, in the opinion of the Board, prevents the employee from performing his regular duties and is expected to be of long continued duration or to result in death.

                (c) Manner of Exercise. In order to exercise a nonqualified option granted under Article II, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding tax as provided in Article VIII. The payment of the exercise price for each option granted under Article II shall be (i) in cash or check payable and acceptable to the Company, (ii) through tendering to the Company shares of Common Stock already owned by the person (provided that the Company may, upon confirming that the person owns the number of shares being tendered, issue a new




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        certificate for the number of shares being acquired pursuant to the exercise of the option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise), (iii) by the person delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price and any applicable withholding taxes; provided that in the event the person chooses to pay the option exercise price as provided in (iii) above, the person and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure or (iv) by any combination of the above. The value of each share of Common Stock tendered pursuant to
        (ii) above shall be deemed to be equal to the per share price of the last sale of Common Stock on the trading day prior to the date the option is exercised, based on the composite transactions in the Common Stock as reported in The Wall Street Journal. The date of sale of the shares by the broker pursuant to a "cashless exercise" under (iii) above shall be the date of exercise of the option. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

                (d) Options not Transferable. No nonqualified option granted under Article II shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Employee Optionee to whom any such option is granted, it shall be exercisable only by the Employee Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any nonqualified option granted under Article II, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the option with respect to the shares involved in such attempt.

                (e) Adjustment of Shares. In the event that at any time after the effective date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding nonqualified options granted under
        Article II, or portions thereof then unexercised, shall be exercisable, and with any necessary corresponding adjustment in exercise price per share, to the end that after such event the shares subject to Article II of the Plan and each Employee Optionee's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon all Employee Optionees, the Company, and all other interested persons.

                (f) Listing and Registration of Shares. Each nonqualified option granted under Article II shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such option may not be exercised in



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        whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

        4. Amendment. The Committee may, with the consent of the person or persons entitled to exercise any outstanding nonqualified option granted under
Article II, amend such nonqualified option; provided, however, that any such amendment increasing the number of shares of Common Stock subject to such option (except as provided in Article II, Paragraph 3(e)) or reducing the exercise price per share of such option (except as provided in Article II, Paragraph 3(e)) shall in each case be subject to approval by the stockholders of the Company. The Committee may at any time or from time to time, in its discretion, in the case of any nonqualified option previously granted under
Article II which is not then immediately exercisable in full, accelerate the time or times at which such option may be exercised to any earlier time or times. The Committee, in its absolute discretion, may grant to holders of outstanding nonqualified options granted under Article II, in exchange for the surrender and cancellation of such options, new options having exercise prices lower (or higher) than the exercise price provided in the options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

        5. Acceleration upon a Change of Control. Notwithstanding any provision in Article II or in any document or instrument evidencing a nonqualified option granted under Article II, upon the occurrence of a Change of Control each nonqualified option previously granted under Article II which is not then immediately exercisable in full shall be immediately exercisable in full.

        6.     Other Provisions.

        (a) The person or persons entitled to exercise, or who have exercised, a nonqualified option granted under Article II shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such option until he shall have become the holder of record of such shares.

        (b) No nonqualified option granted under Article II shall be construed as limiting any right which the Company or any subsidiary or affiliated entity of the Company may have to terminate at any time, with or without cause, the employment of any person to whom such option has been granted.

        (c) Notwithstanding any provision of the Plan or the terms of any nonqualified option granted under Article II, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.

                                  ARTICLE III

                            INCENTIVE STOCK OPTIONS

        1. Eligible Employees. Key employees and officers (whether or not they are directors) of the Company or its Parent Corporation or any Subsidiary Corporation of the Company shall be eligible to receive incentive stock options under this Article III; provided, however, no such person may receive more than 250,000 incentive stock options and/or nonqualified options hereunder during any calendar year. As used in



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

Article III, the terms "PARENT CORPORATION" and "SUBSIDIARY CORPORATION" shall have the meanings ascribed to them in Section 424 of the Code.

        2. Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each incentive stock option granted under Article III shall be equal to the fair market value per share of Common Stock at the time of grant as determined by the Committee, based on the composite transactions in the Common Stock as reported by The Wall Street Journal, and shall not be less than the per share price of the last sale of Common Stock on the trading day prior to the grant of such option; provided, however, than in the case of an Employee Optionee who, at the time such option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or any Subsidiary Corporation, then the exercise price per share shall be at least 110% of the fair market value per share of Common Stock at the time of grant. The exercise price for each incentive stock option shall be subject to adjustment as provided in Article III, Paragraph 3(e).

        3. Terms and Conditions of Options. Incentive stock options granted under Article III shall be in such form as the Committee may from time to time approve. Options granted under Article III shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with Article III, as the Committee shall deem desirable:

                (a) Option Period and Conditions and Limitations on Exercise. Subject to Article III, Paragraphs 4 and 5, no incentive stock option granted under Article III shall be exercisable with respect to any of the shares subject to such option earlier than the date which is six months from the date of grant nor later than the date which is ten years after the date of grant; provided, however, that in the case of an Employee Optionee who, at the time such option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or any Subsidiary Corporation, then such option shall not be exercisable with respect to any of the shares subject to such option later than the date which is five years after the date of grant. The date on which an incentive stock option ultimately becomes unexercisable under the previous sentence is hereinafter referred to as the "ISO EXPIRATION DATE." To the extent not prohibited by other provisions of the Plan, each incentive stock option granted under Article III shall be exercisable at such time or times as the Committee in its discretion may determine at or prior to the time such option is granted; provided, however, that unless the Committee determines otherwise, each incentive stock option granted under Article III shall be exercisable from time to time, in whole or in part, at any time after six months from the date of grant and prior to the ISO Expiration Date.

                (b)    Termination of Employment and Death.  For purposes of
        Article III and each incentive stock option granted under Article III, an Employee Optionee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he is no longer for any reason whatsoever (including his death) employed by the Company or a subsidiary or affiliated entity of the Company. Except as provided below, if an Employee Optionee's employment is terminated by any reason whatsoever (including his death), each incentive stock option granted to him and all of his rights thereunder shall wholly and completely terminate:




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

                        (i) At the time the Employee Optionee's employment is terminated if termination occurs within the six-month period following the date of grant; or

                        (ii) At the time the Employee Optionee's employment is terminated if his employment is terminated due to Cause; or

                        (iii) At the expiration of a period of one year after the Employee Optionee's death (but in no event later than the ISO Expiration Date) if the Employee Optionee's employment is terminated after the six-month period following the date of grant by reason of his death. To the extent exercisable, an incentive stock option granted under Article III of the Plan may be exercised by the Employee Optionee's estate or by the person or persons who acquire the right to exercise his option by bequest or inheritance with respect to any or all of the shares remaining subject to his option at the time of his death; or

                        (iv) Unless it is otherwise provided in the option agreement, at the expiration of a period of three years after the Employee Optionee's employment is terminated if the Employee Optionee's employment is terminated after the six-month period following the date of grant because of retirement or disability (but in no event later than the ISO Expiration Date); or

                        (v) Unless it is otherwise provided in the option agreement (but in no event longer than one year after the Employee Optionee's employment is terminated), at the expiration of a period of three months after the Employee Optionee's employment is terminated (but in no event later than the ISO Expiration Date) if the Employee Optionee's employment is terminated after the six-month period following the date of grant for any other reason than his death, retirement, disability or Cause; or

                        (vi) Notwithstanding the above, with respect to all options outstanding at the date of a Change of Control, if the Employee Optionee's employment is terminated within the one-year period following such Change of Control other than for Cause, at the expiration of one year following the Employee Optionee's date of termination, unless subparagraph (iii),
                (iv), (v) or (vii) provides a longer period for the exercise of such options (but in no event later than the ISO Expiration
                Date); or

                        (vii) Notwithstanding the foregoing, the Committee, in its discretion, may extend the period for exercise of any option upon an Employee Optionee's termination, but in no event later than the ISO Expiration Date.

        In the event and to the extent that an incentive stock option granted under Article III is not exercised (A) within three months after the Employee Optionee's employment is terminated because of retirement or a disability not within the meaning of Section 22(e)(3) of the Code or
        (B) within one year after the Employee Optionee's employment is terminated because of disability within the meaning of Section 22(e)(3) of the Code, such option shall be taxed as a nonqualified option and shall be subject to the manner of exercise provisions described in
        Article II, Paragraph 3(c). Further, in the event that an Employee Optionee's employment is not terminated in accordance with the first sentence of Article III, Paragraph 3(b), but such Employee Optionee ceases to be employed by the Company, its Parent

        Corporation or any Subsidiary Corporation, then, to the extent an incentive stock option granted under Article III is not exercised within three months after the date of such cessation, such option shall be taxed as a nonqualified option and shall be subject to the manner of exercise provisions described in Article II, Paragraph 3(c).

                (c) Manner of Exercise. In order to exercise an incentive stock option granted under Article III, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased. The payment of the exercise price for each option granted under Article III shall be in (i) cash or check payable and acceptable to the Company, (ii) through tendering to the Company shares of Common Stock already owned by the person (provided that the Company may, upon confirming that the person owns the number of shares being tendered, issue a new certificate for the number of shares being acquired pursuant to the exercise of the option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise), (iii) by the person delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price; provided that in the event the person chooses to pay the option exercise price as provided in (iii) above, the person and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure or (iv) by any combination of the above. The value of each share of Common Stock tendered pursuant to
        (ii) above shall be deemed to be equal to the per share price of the last sale of Common Stock on the trading day prior to the date the option is exercised, based on the composite transactions in the Common Stock as reported in The Wall Street Journal. The date of sale of the shares by the broker pursuant to a "cashless exercise" under (iii) above, shall be the date of exercise of the option. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

                (d) Options not Transferable. No incentive stock option granted under Article III shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Employee Optionee to whom any option is granted, it shall be exercisable only by such Employee Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any incentive stock option granted under Article III, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the option with respect to the shares involved in such attempt.

                (e) Adjustment of Shares. In the event that at any time after the effective date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding incentive stock options granted under Article III, or portions thereof then unexercised, shall be exercisable, and with any necessary corresponding adjustment in exercise price per share, to the end that after such event the shares subject to Article III of the Plan and each Employee Optionee's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon all Employee Optionees, the Company, and all other interested persons. Any adjustment of an incentive stock option under this paragraph shall be made in such manner as not to constitute a "MODIFICATION" within the meaning of Section 424(h)(3) of the Code.

                (f) Listing and Registration of Shares. Each incentive stock option granted under Article III shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

                (g) Limitation on Amount. Notwithstanding any other provision of the Plan, to the extent that the aggregate fair market value (determined as of the time the respective incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an Employee Optionee during any calendar year under all incentive stock option plans of the Company and its Parent Corporation and Subsidiary Corporations exceeds $100,000, such incentive stock options shall be taxed as nonqualified options and shall be subject to the manner of exercise provisions described in Article II, Paragraph 3(c). The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Employee Optionee's incentive stock options will be treated as nonqualified options because of such limitation and shall notify the Employee Optionee of such determination as soon as practicable after such determination.

        4. Amendment. The Committee may, with the consent of the person or persons entitled to exercise any outstanding incentive stock option granted under Article III, amend such incentive stock option; provided, however, that any such amendment increasing the number of shares of Common Stock subject to such option (except as provided in Article III, Paragraph 3(e)) or reducing the exercise price per share of such option (except as provided in Article III, Paragraph 3(e)) shall in each case be subject to approval by the stockholders of the Company. Subject to Article III, Paragraph 3(g), the Committee may at any time or from time to time, in its discretion, in the case of any incentive stock option previously granted under Article III which is not then immediately exercisable in full, accelerate the time or times at which such option may be exercised to any earlier time or times.

        5. Acceleration upon a Change of Control. Notwithstanding any provision in Article III or in any document or instrument evidencing an incentive stock option granted under Article III, but subject to the provisions of Article III, Paragraph 3(g), upon the occurrence of a Change of Control, each incentive stock option previously granted under Article III which is not then immediately exercisable in full shall be immediately exercisable in full.

        6.     Other Provisions.

        (a) The person or persons entitled to exercise, or who have exercised, an incentive stock option granted under Article III shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such option until he shall have become the holder of record of such shares.

        (b) No incentive stock option granted under Article III shall be construed as limiting any right which the Company or any subsidiary or affiliated entity of the Company may have to terminate at any time, with or without cause, the employment of any person to whom such option has been granted.

        (c) Notwithstanding any provision of the Plan or the terms of any incentive stock option granted under Article III, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.

        (d) The Committee may require any person who exercises an incentive stock option to give prompt notice to the Company of any disposition of shares of Common Stock acquired upon exercise of an incentive stock option within two years after the date of grant of such option or within one year after the transfer of shares to such person.

                                   ARTICLE IV

                      NON-EMPLOYEE DIRECTOR STOCK OPTIONS

        1. Eligible Persons. Persons who are members of the Board but are neither employees nor officers of the Company, its subsidiaries or affiliated entities ("NON-EMPLOYEES DIRECTORS") shall receive options under, and solely under, this Article IV.

        2. Initial Granting of Options to Non-Employee Directors After the 1990 Plan Termination. Subject to stockholder approval of the Plan pursuant to
Article I, Paragraph 7, and to the limitation of the number of shares of Common Stock set forth in Article I, Paragraph 2, each Non-Employee Director who is first elected to the Board on or after the date director options may no longer be granted under the terms of the Company's 1990 Stock Incentive Plan (the "1990 PLAN TERMINATION"), is hereby granted, effective on the date of his initial election (which date shall be the date of grant for purposes hereof), a nonqualified option to purchase 1,000 shares of Common Stock (subject to adjustment in the same manner provided in Article IV, Paragraph 5(e) with respect to shares of Common Stock subject to options then outstanding).

        3. Annual Granting of Options to Non-Employee Directors. Subject to stockholder approval of the Plan pursuant to Article I, Paragraph 7, and to the limitation of the number of shares of Common Stock set forth in Article I, Paragraph 2, a nonqualified option to purchase 1,000 (increased to 3,000 after the 1990 Plan Termination) shares of Common Stock (subject to adjustment in the same manner provided in Article IV, Paragraph 5(e) with respect to shares of Common Stock subject to options then outstanding) is hereby granted, effective the fourth Thursday of October of 1995 and each year thereafter until the expiration of the Plan, to each person who is a Non-Employee Director on each such date (which date shall be the date of grant for purposes hereof).

        4. Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each option granted under Article IV shall be equal to the lesser of (a) the per share price of the last sale of Common Stock on the trading day prior to the date of grant relating to such option, based on the composite transactions in the Common Stock as reported by The Wall Street Journal, and (b) the arithmetic average of the closing price per share of Common Stock on all days in which such stock was traded during the 90-day period before the date of grant, based on the composite transactions in the Common Stock as reported by The Wall Street Journal. The exercise price for each option granted under Article IV shall be subject to adjustment as provided in Article IV, Paragraph 5(e).

        5. Terms and Conditions of Options. Options granted under Article IV shall be subject to the following terms and conditions:

                (a) Option Period and Conditions and Limitations on Exercise. Each option granted under Article IV shall be exercisable from time to time, in whole or in part, at any time after six months from the date of grant and prior to the date which is ten years after the date of grant (the "OPTION EXPIRATION DATE"). Notwithstanding the foregoing or any provision in any document or instrument evidencing an option granted under Article IV, upon the occurrence of a Change of Control, each option previously granted under Article IV which is not then immediately exercisable in full shall be immediately exercisable in full.

                (b)    Termination of Directorship and Death.  For purposes of
        Article IV and each option granted under Article IV, a Non-Employee Director's directorship shall be deemed to have terminated at the close of business on the day preceding the first date on which he ceases to be a member of the Board for any reason whatsoever (including his death). If a Non-Employee Director's directorship is terminated for any reason whatsoever (including his death), each option granted to him under Article IV and all of his rights thereunder shall wholly and completely terminate:

                        (i) At the time the Non-Employee Director's directorship is terminated if termination occurs within the six-month period following the date of grant; or

                        (ii) At the time the Non-Employee Director's directorship is terminated if his directorship is terminated as a result of his removal from the Board for cause (other than disability or in accordance with the provisions of the Company's Bylaws regarding automatic termination of directors' terms of office); or

                        (iii) At the expiration of a period of one year after the Non-Employee Director's death (but in no event later than the Option Expiration Date) if the Non-Employee Director's directorship is terminated after the six-month period following the date of grant by reason of his death. To the extent exercisable, an option granted under Article IV may be exercised by the Non-Employee Director's estate or by the person or persons who acquire the right to exercise his option by bequest or inheritance with respect to any or all of the shares remaining subject to his option at the time of his death; or

                        (iv) At the expiration of a period of three years after the Non-Employee Director's directorship is terminated if such person's directorship is terminated after the six-month period following the date of grant as a result of such person's resignation or removal from the Board because of disability or in accordance with the provisions of the Company's Bylaws regarding automatic termination of directors' terms of office (but in no event later than the Option Expiration Date); or

                        (v) At the expiration of a period of three months after the Non-Employee Director's directorship is terminated (but in no event later than the Option Expiration Date) if the Non-Employee Director's directorship is terminated after the six-month period following the date of grant for any reason other than the reasons specified in Article IV, Paragraphs 5(b)(ii) through 5(b)(iv).

                (c) Manner of Exercise. In order to exercise a nonqualified option granted under Article II, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding tax as provided in Article VII. The payment of the exercise price for each option granted under Article II shall be (i) in cash or check payable and acceptable to the Company, (ii) through tendering to the Company shares of Common Stock already owned by the person (provided that the Company may, upon confirming that the person owns the number of shares being tendered, issuef a new certificate for the number of shares being acquired pursuant to the exercise of the option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise), (iii) by the person delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price and any applicable withholding taxes; provided that in the event the person chooses to pay the option exercise price as provided in
        (iii) above, the person and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure or (iv) by any combination of the above. The value of each share of Common Stock tendered pursuant to (ii) above shall be deemed to be equal to the per share price of the last sale of Common Stock on the trading day prior to the date the option is exercised, based on the composite transactions in the Common Stock as reported in The Wall Street Journal. The date of sale of the shares by the broker pursuant to a "cashless exercise" under (iii) above shall be the date of exercise of the option. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

                (d)    Options Not Transferable.  No option granted under
        Article IV shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Non-Employee Director to whom any such option is granted, it shall be exercisable only by such Non-Employee Director. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any option granted under Article IV, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective and shall give no right to the purported transferee.

                (e) Adjustment of Shares. In the event that at any time after the effective date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding nonqualified options granted under Article II, or portions thereof then unexercised, shall be exercisable, and with any necessary corresponding adjustment in exercise price per share, to the end that after such event the shares subject to Article II of the Plan and each Non-Employee Director's proportionate interest shall be maintained as before the occurrence of such event. Any adjustment provided for in the preceding provisions of this Paragraph 5(e) shall be subject to any required stockholder action.

                (f) Listing and Registration of Shares. Each option granted under Article IV shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

        6.     Other Provisions.

        (a) The person or persons entitled to exercise, or who have exercised, an option granted under Article IV shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such option until he shall have become the holder of record of such shares.

        (b) No option granted under Article IV shall be construed as limiting any right which either the stockholders of the Company or the Board may have to remove at any time, with or without cause, any person to whom such option has been granted from the Board.

        (c) Notwithstanding any provision of the Plan or the terms of any option granted under Article IV, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rule or regulations of any governmental regulatory body.

        (d) If, as of any date that the Plan is in effect, there are not sufficient shares of Common Stock available under the Plan to allow for the grant to each Non-Employee Director of an option for the number of shares provided for in Article IV, each Non-Employee Director shall receive an option for his pro-rata share of the total number of shares of Common Stock then available under the Plan.

                                   ARTICLE V

                    PERFORMANCE STOCK AND PERFORMANCE UNITS

        1. Eligible Employees. Key employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities shall be eligible to receive awards of Performance Stock and/or Performance Units (as hereinafter defined) under this Article V; provided, however, no such individual may receive more than 250,000 Performance Stock and/or Performance Unit awards hereunder during any calendar year.

        2. Terms and Conditions of Performance Awards. Shares of Performance Stock and Performance Units granted under Article V to an eligible employee (an "EMPLOYEE GRANTEE") shall be, with respect to Performance Stock, shares of Common Stock and, with respect to Performance Units, a unit shall represent a phantom share of Common Stock. Both types of Awards shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with Article V, as the Committee shall deem desirable:

                (a) Performance Period and Vesting. Subject to Article V, Paragraphs 3 and 4, no shares of Performance Stock or Performance Units granted under Article V shall be subject to becoming vested; i.e., earned and nonforfeitable, earlier than the date which is six months from the date of grant nor later than the date which is ten years after the date of grant (the "PERFORMANCE PERIOD"). To the extent not prohibited by other provisions of the Plan, each share of Performance Stock and each Performance Unit granted under Article V shall be subject to becoming vested upon the achievement of such performance goals (Company and/or individual) over such Performance Period as the Committee in its discretion may determine at or prior to the grant of such performance Award. The Committee shall also designate, at the date of grant, whether a performance Award is intended to meet the requirements of Section 162(m) of the Code. With respect to any Performance Stock or Performance Unit grant that is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; return on net capital employed ("RONCE") and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to a performance Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against a Company-established budget or target, an index or a peer group of companies, shall also be determined by the Committee at the time of grant of the Award.

                (b)    Termination of Employment and Death.  For purposes of
        Article V, and each share of Performance Stock and each Performance Unit granted hereunder, an Employee Grantee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he is no longer for any reason whatsoever (including his death) employed by the Company or a subsidiary or an affiliated entity of the Company. If an Employee Grantee's employment is terminated for any reason whatsoever (including his death), all of his rights with respect to each share of Performance Stock and each Performance Unit granted to him under Article V which is not then vested shall wholly and completely terminate:

                        (i) At the time the Employee Grantee's employment is terminated if termination is for any reason other than retirement, disability or death; or

                       (ii) If the Employee Grantee's employment is terminated due to retirement, disability or death, at the time of such termination but only with respect to that portion of the Award which is equal to the fraction, the numerator of which is the number of full calendar months remaining in the Performance Period and the denominator of which is the total number of calendar months in the Performance Period; provided, however, the remaining, nonforfeited portion of the Award shall continue to be subject to the terms and conditions of the Performance Period and at the end of such Performance Period shall be forfeited and/or paid as unrestricted stock to the Employee Grantee depending on the achievement of the goals for such Performance Period; provided further, however, with respect to any performance Award not intended on its date of grant to meet the requirements of Section 162(m) of the Code, the Committee may, in its sole discretion, deem the terms and conditions have been met at the date of such termination for all or part of such remaining, nonforfeited portion of the Performance Stock award or Performance Unit award.

                (c) Performance Awards not Transferable. No shares of Performance Stock or Performance Units granted under Article V shall be transferable during a Performance Period otherwise than by will or by the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any shares of Performance Stock or Performance Units granted under Article V, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the shares of the Performance Stock or Performance Units involved in such attempt.

        3. Amendment. With respect to any outstanding Performance Stock or Performance Unit that does not qualify as performance based compensation under
Section 162(m) of the Code, the Committee may, at any time or times, amend the performance objectives and/or the Performance Period for earning such Award. However, with respect to any Performance Stock or Performance Unit Award that is intended on its date of grant to qualify as performance based compensation under Section 162(m) of the Code, the Committee, in its sole discretion and without the consent of the Employee-Grantee, may amend the Award only to reflect a change in corporate capitalization, such as a stock split or dividend, or a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in section 368), or any partial or complete corporate liquidation.

        4. Acceleration upon a Change of Control. Notwithstanding any provision in Article V or in any document or instrument evidencing Performance Stock or Performance Units granted under Article V, upon the occurrence of a Change of Control each share of Performance Stock and each Performance Unit previously granted under Article V which is not then immediately vested in full shall be immediately vested in full, all performance goals shall be deemed to have been met to the fullest extent under the terms of such grant, and the Performance Periods shall immediately end.

        5.     Other Provisions.

                (a)    No grant of Performance Stock or Performance Units under
        Article V shall be construed as limiting any right which the Company or any subsidiary or affiliated entity of the Company may have to terminate at any time, with or without cause, the employment of any person to whom such Award has been granted.

                (b) Each certificate representing Performance Stock awarded under the Plan shall be registered in the name of the Employee Grantee and, during the Performance Period, shall be left in deposit with the Company and a stock power endorsed in blank. The grantee of Performance Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Performance Stock shall bear a legend similar to the following:

                        The shares represented by this certificate have been
                issued pursuant to the terms of the BJ Services Company 1995 Incentive Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such award dated ____________.

                After certification by the Committee as to the satisfaction of the terms and conditions set by the Committee with respect to an Award of (i) Performance Stock, a certificate, without the legend set forth above, for the number of shares of Common Stock that are no longer subject to such restrictions, terms and conditions shall be delivered to the employee and (ii) Performance Units, a certificate for the number of shares of Common Stock equal to the number of Performance Units vested shall be delivered to the employee. The remaining unearned shares of Performance Stock issued with respect to such Award, if any, or unearned Performance Units, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award applicable to such shares or units, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

                                   ARTICLE VI

                                  BONUS STOCK

        The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Stock to key employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities. Bonus Stock shall be shares of Common Stock that are not subject to a Performance Period under Article V.

                                  ARTICLE VII

                                  CASH AWARDS

        1. Eligible Employees. Officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities shall be eligible to receive Cash Awards, which may be Tandem Cash Tax Rights, Performance Cash Awards or Bonus Cash Awards (as hereinafter defined) under this Article VII.




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

        2. Tandem Cash Tax Rights. The Committee may grant a Tandem Cash Tax Right with respect to a Performance Stock or Performance Unit Award that, subject to the further provisions hereof, entitles the Employee Grantee to receive from the Company, upon the later of the vesting of the Performance Stock or Performance Unit Award or the date such Performance Stock or Performance Unit Award is taxable to the Employee Grantee, an amount of cash such that the "net" benefit received by the Employee Grantee, after paying all applicable federal, state and other taxes (assuming for this purpose, the highest marginal income tax rate for individuals applies) on the Performance Stock or Performance Unit Award and this Tandem Cash Tax Right, shall be equal to the value of the Performance Stock or Performance Unit Award payment received by the Employee Grantee before any such taxes thereon.

        3. Terms and Conditions of Performance Cash Awards. Performance Cash Awards granted an Employee Grantee shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with Article VII, as the Committee shall deem desirable:

                (a) Performance Period and Vesting. Subject to Article VII, Paragraphs 4 and 5, no Performance Cash Awards granted under Article VII shall be subject to becoming vested; i.e., earned and nonforfeitable, earlier than the date which is six months from the date of grant nor later than the date which is ten years after the date of grant (the "PERFORMANCE PERIOD"). To the extent not prohibited by other provisions of the Plan, each Performance Cash Award granted under
        Article VII shall be subject to becoming vested upon the achievement of such performance goals (Company and/or individual) over such Performance Period as the Committee in its discretion may determine at or prior to the grant of such Performance Cash Award. The Committee shall also designate, at the date of grant, whether a Performance Cash Award is intended to meet the requirements of Section 162(m) of the Code. With respect to any Performance Cash Award grant that is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; return on net capital employed ("RONCE") and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to a Performance Cash Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against a Company-established budget or target, an index or a peer group of companies, shall also be determined by the Committee at the time of grant of the Award.

                (b)    Termination of Employment and Death.  For purposes of
        Article VII and each Performance Cash Award granted hereunder, an Employee Grantee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he is no longer for any reason whatsoever (including his death) employed by the Company or a subsidiary or an affiliated entity of the Company. If an Employee Grantee's employment is terminated for any reason whatsoever (including his death), all of his rights with respect to each Performance Cash Award granted to him under Article VII which is not then vested shall wholly and completely terminate:




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

                        (i) At the time the Employee Grantee's employment is terminated if termination is for any reason other than retirement, disability or death; or

                        (ii) If the Employee Grantee's employment is terminated due to retirement, disability or death, at the time of such termination but only with respect to that portion of the Award which is equal to the fraction, the numerator of which is the number of full calendar months remaining in the Performance Period and the denominator of which is the total number of calendar months in the Performance Period; provided, however, the remaining, nonforfeited portion of the Award shall continue to be subject to the terms and conditions of the Performance Period and at the end of such Performance Period shall be forfeited and/or paid in cash to the Employee Grantee depending on the achievement of the goals for such Performance Period;

provided, however, notwithstanding the foregoing, with respect to any Performance Cash Award not intended on its date of grant to meet the requirements of Section 162(m) of the Code, the Committee may, in its sole discretion, deem the terms and conditions of an Employee Grantee's Performance Cash Award(s) to have been met in full or in part on the date of such Employee Grantee's termination of employment, regardless of the reason for such termination of employment.

                (c) Performance Cash Awards not Transferable. No Performance Cash Awards granted under Article VII shall be transferable during a Performance Period otherwise than by will or by the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Performance Cash Awards granted under Article VII, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Performance Cash Awards involved in such attempt.

                (d) Maximum Award. With respect to a Performance Cash Award that is intended to qualify as performance based compensation under
        Section 162(m) of the Code, the maximum aggregate of such awards that may be granted to any one Employee Grantee during any calendar year shall not exceed $2 million.

        4. Amendment. With respect to any outstanding Performance Cash Awards that does not qualify as performance based compensation under Section 162(m) of the Code, the Committee may, at any time or times, amend the performance objectives and/or the Performance Period for earning such Award. However, with respect to any Performance Cash Award that is intended on its date of grant to qualify as performance based compensation under Section 162(m) of the Code, the Committee, in its sole discretion and without the consent of the Employee-Grantee, may amend the Award only to reflect a change in corporate capitalization, such as a stock split or dividend, or a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in section 368), or any partial or complete corporate liquidation.

        5. Acceleration upon a Change of Control. Notwithstanding any provision in Article VII or in any document or instrument evidencing Performance Cash Awards granted under Article VII, upon the occurrence of a Change of Control each Performance Cash Award previously granted under Article VII which is not then immediately vested in full shall be immediately vested and payable in cash in full, all performance goals shall be deemed to have been met to the fullest extent under the terms of such grant, and the Performance Periods shall immediately end.

        6.     Other Provisions.

                (a) No grant of a Performance Cash Award under Article VIII shall be construed as limiting any right which the Company or any subsidiary or affiliated entity of the Company may have to terminate at any time, with or without cause, the employment of any person to whom such Award has been granted.

                (b) After certification by the Committee as to the satisfaction of the terms and conditions set by the Committee with respect to a Performance Cash Award, the portion of such Award that is no longer subject to such restrictions, terms and conditions shall be paid (in cash) to the Employee Grantee. The remaining unearned portion of such Performance Award, if any, shall either be forfeited or, if appropriate under the terms applicable to such Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

        7. Bonus Cash Awards. The Committee may, from time to time and subject to the provisions of the Plan, grant Bonus Cash Awards to key employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities. Bonus Cash Awards shall be cash payments that are not subject to a Performance Period under Article VII.


                                  ARTICLE VIII

                             WITHHOLDING FOR TAXES

        Notwithstanding anything in the Plan to the contrary, any issuance of Common Stock pursuant to the exercise of an option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the optionee or grantee to tender to the Company shares of Common Stock owned by the optionee or grantee, or to request the Company to withhold a portion of the shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an option or as a distribution of earned Performance Stock, payment of earned Performance Units or as Bonus Stock, which have a fair market value per share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company; provided, however, with respect to any Employee Optionee or Employee Grantee who is subject to Rule 16b-3 at the time withholding is required with respect to an Award payable in Common Stock, the Company shall automatically withhold from such Award, to the extent such withholding is not satisfied by a Tandem Cash Tax Right, a number of shares of Common Stock having an aggregate fair market value per share equal to the amount of tax required to be withheld.

                                   ARTICLE IX

                             PARACHUTE TAX GROSS-UP

        To the extent that the grant, payment, or acceleration of vesting or payment, whether in cash or stock, of any Award made to a participant under the Plan (a "Benefit") is subject to a golden parachute excise tax under Section 4999(a) of the Code (a "Parachute Tax"), the Company shall pay such person an amount of cash (the "Gross-up Amount") such that the 'net' Benefit received by the person under this Plan, after paying all applicable Parachute Taxes (including those on the Gross-up Amount) and any federal or state income taxes on the Gross-up Amount, shall be equal to the Benefit that such person would have received if such Parachute Tax had not been applicable.




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